UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 15, 1999

                              Q-SEVEN SYSTEMS, INC.
                   (FORMERLY - DOWNSTREAM INCORPORATED - DSI)
             (Exact name of registrant as specified in its charter)

         UTAH                        333-06440                    87-0567618
(State of incorporation)       (Commission File Number)   (IRS Employer ID No.)

                         Frohnkamp 18, Monheim, Germany
                    (Address of principal executive offices)

                                     40789
                                   (Zip Code)

                             (011) 49-2173-330-3630
               Registrant's telephone number, including area code

                 6337 Highland Drive, Salt Lake City, Utah 84121
          (Former name or former address, if changed since last report)

                            -------------------------

Item 5. Other Events.

a) On June 10, 1999 a special shareholders meeting was held at the offices of the Registrant and the name of the Registrant was changed from Downstream Incorporated - DSI to Q-Seven Systems, Inc. Of the 12,500,000 shares issued and outstanding, the beneficial owners of 9,741,000 of those shares were present at the meeting, either in person or telephonically. All 9,741,000 shares voted in favor of the proposed name change. 0 opposed.

     Articles of Amendment reflecting said name change were filed with the State of Utah the same day and the Amendment to the Registrant's Articles of Incorporation was approved and recorded in the Corporate Records of the State of Utah on June 11, 1999.

b) On June 10, 1999, the OTC Bulletin Board was asked to assign the Registrant's common stock a new trading symbol more closely related to the new name of the Registrant. On June 15, 1999, the Registrant's common stock began trading under its new symbol:
     QSSY.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     June 15, 1999

Registrant: Q-SEVEN SYSTEMS, INC.
(formerly: DOWNSTREAM INCORPORATED - DSI).

By:/s/ Philipp Kriependorf
   ---------------------------
   Philipp Kriependorf
   President and CEO